Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Announces Second Quarter 2010 Results
Second Quarter Highlights
•	Lease rental revenue of $128.1 million, Total revenues of $130.2 million, and EBITDA[1] of $119.2 million

•	Net income of $18.1 million, or $0.23 per diluted common share

•	Adjusted net income[1] of $20.5 million, or $0.26 per diluted common share

•	Adjusted net income plus depreciation and amortization[1] of $79.8 million or $1.00 per diluted common share

•	Secured $1.1 billion of financing commitments

•	Purchased or committed to purchase five aircraft for $170 million

•	Fleet utilization of 98% and portfolio yield of 13.6%
Stamford, CT. August 10, 2010 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported second quarter net income of $18.1 million or $0.23 per diluted common share, and adjusted net income of $20.5 million or $0.26 per diluted common share.
Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “We continued delivering consistently solid portfolio performance during the second quarter, as we benefitted from effective asset management and improving industry conditions. We also capitalized on our strong operating track record and balance sheet by securing $1.1 billion in new financing commitments from a variety of debt sources, positioning us well to take advantage of a growing set of attractive new investment opportunities.”
Lease rental revenue for the second quarter 2010 was $128.1 million, down 1.0% year over year and includes a decrease of $4.0 million due to aircraft transitions and lease extensions, of which $1.1 million relates to aircraft that were on the ground subject to a forward sale agreement. These decreases were partially offset by the impact of aircraft acquisitions net of dispositions of $3.1 million.
Second quarter total revenues were $130.2 million, a decrease of $6.7 million from the second quarter 2009, and reflect lower lease rental revenue of $1.3 million, lower end of lease maintenance revenue of $2.8 million due to fewer scheduled lease transitions in 2010 and higher non-cash lease incentive amortization of $2.1 million.

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

EBITDA was $119.2 million, down $6.4 million from the second quarter of 2009, due to lower lease rental revenue and maintenance revenue of $4.1 million, higher mark to market expense on our undesignated hedges of $1.2 million and a loss on the sale of aircraft of $1.3 million. These decreases in EBITDA were partially offset by lower maintenance and other costs of $1.1 million as a result of higher costs incurred in the second quarter of 2009 for repossessed aircraft.
Adjusted net income plus depreciation and amortization for the quarter was $79.8 million, down $1.5 million year over year, due primarily to lower lease rental revenue and maintenance revenue of $4.1 million, offset by lower maintenance and other expenses of $1.1 million and lower adjusted interest, net of $1.8 million.
Adjusted net income for the quarter was $20.5 million, down $6.4 million year over year, and reflects lower total revenues of $6.7 million, higher depreciation expense of $2.7 million, partially offset by lower maintenance and other costs of $1.1 million and lower adjusted interest, net of $1.8 million.
As disclosed previously, Aircastle owned three Boeing 757-200 aircraft subject to a forward sale agreement. During the second quarter we completed the sale of the first aircraft and recorded a loss on the sale of $1.3 million reflecting additional maintenance costs incurred to meet delivery conditions under the sale agreement. We anticipate completing the sale of the second aircraft during the third quarter of 2010. The final aircraft is currently on lease and is scheduled to return from the current lessee and deliver under the sale agreement in late 2011.
Aviation Assets
As of June 30, 2010, Aircastle owned 129 aircraft having a net book value of $3.7 billion.

Owned Aircraft
as of
June 30,
2010(A)
108 Passenger Aircraft	71%
21 Freighter Aircraft	29%
Number of Lessees	63
Number of Countries	36
Weighted Average Remaining Lease Term (years)(B)	4.6
Percentage of Aircraft Leased Outside U.S	91%
Percentage of “Latest Generation” Aircraft	88%
Weighted Average Fleet Utilization during the Three Months ended June 30, 2010(C)	98%
Weighted Average Fleet Utilization during the Six Months ended June 30, 2010(C)	98%
(A)	Percentages calculated using net book value.

(B)	Weighted average remaining lease term (years) by net value.

(C)	Aircraft on-lease days as a percent of total days in period weighted by net book value, excluding aircraft in freighter conversion.
In June we purchased a Boeing 737-800 aircraft and placed it on lease. We also have a commitment to acquire three Airbus A330-200 aircraft from Sri Lankan Airlines, the flag carrier of Sri Lanka, in a sale-leaseback transaction (the “A330 SLB Aircraft”). The first aircraft closed in July 2010. The remaining two aircraft are expected to close in the third quarter of 2010. In addition we entered into a commitment to purchase one Boeing 737-800 aircraft which is subject to lease and is expected to close in the third quarter of 2010.

Financing Update
In July 2010, Aircastle Limited closed a private placement offering of 9.75% senior unsecured notes due in 2018, in an aggregate principal amount of $300 million. The notes were issued at 98.645% of par and were offered only to qualified institutional buyers and buyers outside the United States in accordance with Rule 144A and Regulation S, respectively, under the Securities Act of 1933. We used a portion of the net proceeds of the private placement to repay $25 million drawn under a credit facility used in connection with the purchase of the first A330 SLB Aircraft and plan to use the remaining net proceeds to repay all of its outstanding indebtedness under our Term Financing No. 2 and for general corporate purposes, including the purchase of aviation assets.
We secured a commitment from Citigroup Global Markets Inc. for a $50 million senior unsecured revolving credit facility which will have a three-year term and, subject to the completion of satisfactory documentation, is anticipated to be closed during the course of the third quarter.
In June, we entered into a $108 million loan facility to finance a portion of the pre delivery payments on six new Airbus A330 aircraft under the airbus A330 acquisition agreement (Airbus A330 Agreement).
In addition, in July 2010, we secured new financing commitments for our Airbus A330 Agreement which will benefit from an ECA guarantee provided by Compagnie Francaise d’Assurance pour le Commerce Exterieur, or COFACE, as follows:
•	Sumitomo Mitsui Banking Corporation (SMBC) committed $250 million in debt to finance the first three new A330 Aircraft delivering to South African Airways; and

•	Citibank, N.A. committed approximately $221 million and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BOTM) committed approximately $227 million, to finance six new A330 Aircraft.
Conference Call
In connection with this earnings release, management will host an earnings conference call on August 10, 2010 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Second Quarter Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Tuesday, August 17, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “89643753.”

About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 63 lessees located in 36 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted Net Income and Adjusted Net Income plus Depreciation and Amortization and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by volcanic activity and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2009 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,	June 30,
	2009	2010
		(Unaudited)
ASSETS
Cash and cash equivalents	$142,666	$149,696
Accounts receivable	2,941	3,041
Restricted cash and cash equivalents	207,834	213,105
Restricted liquidity facility collateral	81,000	79,000
Flight equipment held for lease, net of accumulated depreciation of $586,537 and $688,492	3,812,970	3,742,080
Aircraft purchase deposits and progress payments	141,144	210,297
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $2,455 and $2,654	802	619
Other assets	65,155	66,504

Total assets	$4,454,512	$4,464,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from securitizations and term debt financings (including borrowings of ACS Ireland VIEs of $331,856 and $322,453, respectively)	$2,464,560	$2,433,308
Accounts payable, accrued expenses and other liabilities	60,392	58,542
Dividends payable	7,955	7,947
Lease rentals received in advance	34,381	31,288
Liquidity facility	81,000	79,000
Security deposits	82,533	74,670
Maintenance payments	253,175	279,235
Fair value of derivative liabilities	179,279	211,698

Total liabilities	3,163,275	3,175,688

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 79,550,421 shares issued and outstanding at December 31, 2009; and 79,472,390 shares issued and outstanding at June 30, 2010	796	795
Additional paid-in capital	1,479,995	1,482,044
Retained earnings	70,294	91,414
Accumulated other comprehensive loss	(259,848)	(285,599)

Total shareholders’ equity	1,291,237	1,288,654

Total liabilities and shareholders’ equity	$4,454,512	$4,464,342

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Revenues:
Lease rental revenue	$129,406	$128,133	$255,400	$258,255
Amortization of net lease discounts and lease incentives	(2,810)	(4,909)	(3,927)	(9,754)
Maintenance revenue	9,637	6,836	16,240	12,090

Total lease rentals	136,233	130,060	267,713	260,591
Interest income	594	—	1,227	—
Other revenue	86	124	111	154

Total revenues	136,913	130,184	269,051	260,745

Expenses:
Depreciation	51,688	54,424	103,249	108,569
Interest, net	41,482	40,166	84,893	81,125
Selling, general and administrative (including non-cash share based payment expense of $1,729 and $1,929 for the three months ended, and $3,387 and $3,711 for the six months ended June 30, 2009 and 2010, respectively)	11,122	11,036	22,217	22,709
Maintenance and other costs	4,502	3,437	10,278	5,637

Total expenses	108,794	109,063	220,637	218,040

Other income (expense):
Loss on sale of aircraft	¯	(1,291)	¯	(1,291)
Other income (expense)	1,501	(176)	1,593	(546)

Total other income (expense)	1,501	(1,467)	1,593	(1,837)

Income from continuing operations before income taxes	29,620	19,654	50,007	40,868
Income tax provision	2,049	1,515	3,965	3,850

Net income	$27,571	$18,139	$46,042	$37,018

Earnings per common share — Basic	$0.35	$0.23	$0.58	$0.46

Earnings per common share — Diluted	$0.35	$0.23	$0.58	$0.46

Dividends declared per share	$0.10	$0.10	$0.20	$0.20

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2010
Cash flows from operating activities:
Net income	$46,042	$37,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	103,249	108,569
Amortization of deferred financing costs	5,731	5,760
Amortization of net lease discounts and lease incentives	3,927	9,754
Deferred income taxes	3,348	2,537
Accretion of purchase discounts on debt investments	(288)	—
Non-cash share based payment expense	3,387	3,711
Cash flow hedges reclassified into earnings	7,796	4,074
Ineffective portion of cash flow hedges	(573)	1,769
Loss on sale of flight equipment	—	1,291
Security deposits and maintenance payments included in earnings	(10,506)	(9,978)
Other	(1,164)	546
Changes in certain assets and liabilities:
Accounts receivable	(2,281)	(662)
Restricted cash and cash equivalents	(16,754)	12,436
Other assets	(4,077)	655
Accounts payable, accrued expenses and other liabilities	(10,118)	(5,445)
Lease rentals received in advance	(1,228)	(1,343)

Net cash provided by operating activities	126,491	170,692

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(105,746)	(55,353)
Proceeds from sale of flight equipment, net of gain	—	17,707
Restricted cash and cash equivalents related to sale of flight equipment	—	(17,707)
Aircraft purchase deposits and progress payments, net of returned deposits	(39,715)	(74,666)
Principal repayments on debt investments	808	—
Leasehold improvements, furnishings and equipment	(82)	(16)

Net cash used in investing activities	(144,735)	(130,035)

Cash flows from financing activities:
Repurchase of shares from directors and employees	(247)	(1,663)
Proceeds from debt financings	70,916	57,089
Debt repayments	(65,847)	(88,341)
Deferred financing costs	(3,098)	(2,023)
Restricted secured liquidity facility collateral	(81,186)	2,000
Secured liquidity facility collateral	81,186	(2,000)
Security deposits received	37,475	3,917
Security deposits returned	(6,267)	(8,760)
Maintenance payments received	33,220	57,762
Maintenance payments returned	(14,527)	(35,702)
Payments for terminated cash flow hedges	(2,758)	—
Dividends paid	(15,785)	(15,906)

Net cash provided by (used in) financing activities	33,082	(33,627)

Net increase (decrease) in cash and cash equivalents	14,838	7,030
Cash and cash equivalents at beginning of period	80,947	142,666

Cash and cash equivalents at end of period	$95,785	$149,696

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Revenues	$136,913	$130,184	$269,051	$260,745
EBITDA	$125,600	$119,153	$242,076	$240,316

Adjusted net income	$26,884	$20,514	$48,009	$41,077

Adjusted net income allocable to common shares	$26,413	$20,217	$47,229	$40,467
Per common share — Basic	$0.34	$0.26	$0.61	$0.52
Per common share — Diluted	$0.34	$0.26	$0.61	$0.52

Adjusted net income plus depreciation and amortization	$81,382	$79,847	$155,185	$159,400

Adjusted net income plus depreciation and amortization allocable to common shares	$79,957	$78,690	$152,665	$157,033
Per common share — Basic	$1.03	$1.00	$1.96	$2.00
Per common share — Diluted	$1.03	$1.00	$1.96	$2.00

Basic common shares outstanding	77,977	78,465	77,959	78,437
Diluted common shares outstanding	77,977	78,465	77,959	78,437
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Net income	$27,571	$18,139	$46,042	$37,018
Depreciation	51,688	54,424	103,249	108,569
Amortization of net lease discounts and lease incentives	2,810	4,909	3,927	9,754
Interest, net	41,482	40,166	84,893	81,125
Income tax provision	2,049	1,515	3,965	3,850

EBITDA	$125,600	$119,153	$242,076	$240,316

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Net income	$27,571	$18,139	$46,042	$37,018
Ineffective portion and termination of cash flow hedges(1).	385	908	3,131	2,222
Mark to market of interest rate derivative contracts(2)	(1,072)	176	(1,164)	546
Loss on sale of flight equipment(2)	—	1,291	—	1,291

Adjusted net income	26,884	20,514	48,009	41,077
Depreciation	51,688	54,424	103,249	108,569
Amortization of net lease discounts and lease incentives	2,810	4,909	3,927	9,754

Adjusted net income plus depreciation and amortization	$81,382	$79,847	$155,185	$159,400

(1)	Included in Interest, net

(2)	Included in Other income (expense)
Management believes that Adjusted Net Income (“ANI”) and Adjusted Net Income plus Depreciation and Amortization (“ANIDA”), when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting as well as gains/(losses) related to flight equipment and debt investments. Additionally, management believes that ANIDA provides investors with an additional metric to enhance their understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made, debt is serviced and dividends are paid. However, ANI and ANIDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010		June 30, 2010
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,465	98.55%	78,437	98.52%
Unvested restricted common shares outstanding	1,153	1.45%	1,182	1.48%

Total weighted average shares outstanding	79,619	100.00%	79,619	100.00%

Common shares outstanding — Basic	78,465	100.00%	78,437	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	78,465	100.00%	78,437	100.00%

Net income allocation
Net income	$18,139	100.00%	$37,018	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(263)	(1.45)%	(550)	(1.48)%

Earnings available to common shares	$17,876	98.55%	$36,468	98.52%

Adjusted net income allocation
Adjusted net income	$20,514	100.00%	$41,077	100.00%
Amounts allocated to unvested restricted shares	(297)	(1.45)%	(610)	(1.48)%

Amounts allocated to common shares	$20,217	98.55%	$40,467	98.52%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$79,847	100.00%	$159,400	100.00%
Amounts allocated to unvested restricted shares	(1,157)	(1.45)%	(2,367)	(1.48)%

Amounts allocated to common shares	$78,690	98.55%	$157,033	98.52%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	77,977	98.25%	77,959	98.38%
Unvested restricted common shares outstanding	1,390	1.75%	1,287	1.62%

Total weighted average shares outstanding	79,367	100.00%	79,246	100.00%

Common shares outstanding — Basic	77,977	100.00%	77,759	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	77,977	100.00%	77,759	100.00%

Net income allocation
Net income	$27,571	100.00%	$46,042	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(483)	(1.75)%	(748)	(1.62)%

Earnings available to common shares	$27,088	98.25%	$45,294	98.38%

Adjusted net income allocation
Adjusted net income	$26,884	100.00%	$48,009	100.00%
Amounts allocated to unvested restricted shares	(471)	(1.75)%	(780)	(1.62)%

Amounts allocated to common shares	$26,413	98.25%	$47,229	98.38%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$81,382	100.00%	$155,185	100.00%
Amounts allocated to unvested restricted shares	(1,425)	(1.75)%	(2,520)	(1.62)%

Amounts allocated to common shares	$79,957	98.25%	$152,665	98.38%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places